Exhibit 5.1

July 15, 2010

América Móvil, S.A.B. de C.V.

Lago Alberto 366

Colonia Anáhuac

11320 México, D.F. México

Radiomóvil Dipsa, S.A. de C.V.

Lago Alberto 366

Colonia Anáhuac

11320 México, D.F. México

Ladies and Gentlemen:

We have acted as special United States counsel to América Móvil, S.A.B. de C.V., a Mexican sociedad anónima bursátil de capital variable (the “Company”) and Radiomóvil Dipsa, S.A. de C.V., a Mexican sociedad anónima de capital variable (the “Guarantor”) in connection with the Company’s and the Guarantor’s filing of a registration statement on Form F-4 (the “Registration Statement”), filed on the date hereof, with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”) in respect of (i) up to U.S.$750,000,000 aggregate principal amount of 3.625% Senior Notes due 2015 (the “Exchange Notes due 2015”) to be offered in exchange for up to U.S.$750,000,000 aggregate principal amount of the Company’s outstanding 3.625% Senior Notes due 2015 (the “Original Notes due 2015”); (ii) up to U.S.$2,000,000,000 aggregate principal amount of 5.000% Senior Notes due 2020 (the “Exchange Notes due 2020”) to be offered in exchange for up to U.S.$2,000,000,000 aggregate principal amount of the Company’s outstanding 5.000% Senior Notes due 2020 (the “Original Notes due 2020”); and (iii) up to U.S.$1,250,000,000 aggregate principal amount of 6.125% Senior Notes due 2040 (the “Exchange Notes due 2040” and, together with the Exchange Notes due 2015 and the Exchange Notes due 2020, the “Exchange Notes”) to be offered in exchange for up to U.S.$1,250,000,000

América Móvil, S.A.B. de C.V.,

Radiomóvil Dipsa, S.A. de C.V., p. 2

aggregate principal amount of the Company’s outstanding 6.125% Senior Notes due 2040 (the “Original Notes due 2040” and, together with the Original Notes due 2015 and the Original Notes due 2020, the “Original Notes”). The Exchange Notes will be issued under the indenture dated as of September 30, 2009 (the “Base Indenture”), as supplemented, in the case of the Exchange Notes due 2015, by a Second Supplemental Indenture dated as of March 30, 2010 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “2015 Indenture”), in the case of the Exchange Notes due 2020, by a Third Supplemental Indenture dated as of March 30, 2010 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “2020 Indenture”) and, in the case of the Exchange Notes due 2040, by a Fourth Supplemental Indenture dated March 30, 2010 (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “2040 Indenture”), among the Company, the Guarantor and The Bank of New York Mellon, as trustee (the “Trustee”). Pursuant to each of the 2015 Indenture, the 2020 Indenture and the 2040 Indenture, as applicable, the Guarantor will unconditionally guarantee (such guarantees, collectively, the “Guarantees”) all of the Company’s obligations under the Exchange Notes of each series.

In arriving at the opinions expressed below, we have reviewed the following documents:

(a) the Registration Statement;

(b) executed copies of the Base Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture;

(c) the form of the Exchange Notes due 2015 and the related Guarantee included in Exhibit 4.2 to the Registration Statement;

(d) the form of the Exchange Notes due 2020 and the related Guarantee included in Exhibit 4.3 to the Registration Statement; and

(e) the form of the Exchange Notes due 2040 and the related Guarantee included in Exhibit 4.4 to the Registration Statement.

In addition, we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed and (ii) that the Exchange Notes of each series and the related Guarantees will conform to the form thereof that we have reviewed and will be duly authenticated in accordance with the terms of the 2015 Indenture, the 2020 Indenture and the 2040 Indenture, as applicable.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that when the Exchange Notes of each series and the related Guarantees, in the forms included in Exhibit 4.2, Exhibit 4.3 and Exhibit 4.4 to the Registration Statement, have been duly executed by the Company and the Guarantor and authenticated by the

América Móvil, S.A.B. de C.V.,

Radiomóvil Dipsa, S.A. de C.V., p. 3

Trustee in accordance with the 2015 Indenture, the 2020 Indenture or the 2040 Indenture, as applicable, and have been duly issued and delivered by the Company and the Guarantor in exchange for an equal principal amount of Original Notes of the corresponding series, (a) the Exchange Notes of each series will be the valid, binding and enforceable obligations of the Company, entitled to the benefits of the 2015 Indenture, the 2020 Indenture or the 2040 Indenture, as applicable, and (b) the Guarantees related to the Exchange Notes of each series will be the valid, binding and enforceable obligations of the Guarantor, entitled to the benefits of the 2015 Indenture, the 2020 Indenture or the 2040 Indenture, as applicable.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company or the Guarantor, (a) we have assumed that the Company, the Guarantor and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company or the Guarantor regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

We express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Exchange Notes where jurisdiction based on diversity of citizenship under 28 U.S.C. § 1332 does not exist.

In addition, we note (i) that the enforceability in the United States of the waiver by the Company and the Guarantor of their respective immunities from court jurisdiction and from legal process, as set forth in the 2015 Indenture, the 2020 Indenture, the 2040 Indenture and the Exchange Notes, is subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976 and (ii) that the designation in Section 115 of the Base Indenture and the designation in Section 301 of each of the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture of the U.S. federal courts sitting in the Borough of Manhattan, The City of New York as the venue for actions or proceedings relating to the Base Indenture and the Exchange Notes is (notwithstanding the waiver in or pursuant to Section 115 of the Base Indenture and Section 301 of each of the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. § 1404(a) or to dismiss such actions or proceedings on the grounds that such federal court is an inconvenient forum for such actions or proceedings.

We express no opinion as to the enforceability of Section 1010 of the Base Indenture providing for indemnification by the Company and the Guarantor of the Trustee and the holders of securities issued under the Indenture against any loss in obtaining the currency due to the Trustee or such holders under the Indenture from a court judgment in another currency.

América Móvil, S.A.B. de C.V.,

Radiomóvil Dipsa, S.A. de C.V., p. 4

In addition, we note that the waiver of defenses relating to the Guarantees in Section 1101 of the Base Indenture may be ineffective to the extent that any such defense involves a matter of public policy in New York.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm in the Registration Statement and the related prospectus under the captions “Taxation” and “Validity of the Exchange Notes.” In giving this consent, we do not admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term “expert” as used in the Act or the rules and regulations of the Commission issued thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/S/ NICOLAS GRABAR
Nicolas Grabar, a Partner